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                                                                    EXHIBIT 99.7


                                January 14, 2000

PremierWest Bancorp
1455 East McAndrews Road
Medford, Oregon 97504

To the Board of Directors:

         In connection with the filing by PremierWest Bancorp, an Oregon corporation, of its Registration Statement on Form S-4 with the Securities and Exchange Commission, I hereby consent to being named as a person about to become a director of PremierWest Bancorp upon consummation of the merger of United Bancorp, an Oregon corporation, into PremierWest Bancorp pursuant to the Agreement and Plan of Merger and Share Exchange dated as of October 7, 1999, by and among Bank of Southern Oregon, an Oregon-chartered bank, PremierWest Bancorp, United Bancorp and Douglas National Bank, a national bank, as amended as of December 14, 1999. I consent to the filing of this consent as an exhibit to that Registration Statement.


                                                      Sincerely,



                                                      /s/ Rickar D. Watkins
                                                      --------------------------
                                                      Rickar D. Watkins